                                                                  Exhibit 23.1
                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Geotek Communications, Inc. (the "Company") on Form S-3 (Reg. No. 333-02849) of our report, which includes a reference to the report of other auditors, dated March 26, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of Geotek Communications, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in this registration statement.


/s/ Coopers & Lybrand L.L.P.
- ----------------------------
COOPERS & LYBRAND L.L.P.

New York, New York
May 31, 1996